Item 77Q1(d)

Amended Schedule A, dated September 8, 2016, to the Declaration of Trust, dated November 11, 2015. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 30, 2016 (Accession Number 0001193125-16-727394).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit A, amended as of November 16, 2016. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 22, 2016 (Accession Number 0001193125-16-802222).

Amended Exhibit B, dated November 30, 2016, to the Combined Amended and Restated Rule 18f-3 Multi-Class Plan (amended November 16, 2016). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 22, 2016 (Accession Number 0001193125-16-802222).